UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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AmCOMP INCORPORATED
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THIS FILING CONSISTS OF A PRESS RELEASE ISSUED BY THE REGISTRANT ON AUGUST 29, 2008.

AmCOMP and Employers Holdings Amend Merger Agreement, Receive Approval of Florida Office of Insurance Regulation
AmCOMP Settles Outstanding Excessive Profits Filings

NORTH PALM BEACH, Fla., August 29, 2008--AmCOMP Incorporated (“AmCOMP” or the “Company”) (Nasdaq:AMCP) announced today that it has entered into an amendment to the merger agreement providing for the acquisition of AmCOMP by Employers Holdings, Inc. (“EMPLOYERS”) (NYSE:EIG). Under the amended merger agreement, which has been approved by the boards of directors of both companies, holders of AmCOMP's approximately 15 million common shares outstanding will receive consideration of $12.15 per share in cash. AmCOMP’s Board of Directors approved the amendment to the merger agreement in light of the terms of its settlement of outstanding excessive profits matters with the Florida Office of Insurance Regulation (the “Florida OIR”) as described below. The Florida OIR also approved EMPLOYERS' acquisition of AmCOMP pursuant to the amended merger agreement. Accordingly, in connection with the amendment to the merger agreement, EMPLOYERS has acknowledged and agreed that neither the Consent Order, dated August 29, 2008, executed in connection with the settlement of AmCOMP's excessive profits filings with the Florida OIR (the “Consent Order”) nor any provision, requirement, agreement or covenant contained therein will constitute a Burdensome Condition or Company Material Adverse Effect (as such terms are defined in the merger agreement) for any purpose under the merger agreement. The transaction, which is subject to approval of AmCOMP’s stockholders and other customary closing conditions, is now expected to be completed by October 31, 2008. The Company has set September 12, 2008 as the record date for the special meeting of stockholders to consider the proposal to approve the proposed merger. It is anticipated that the special meeting will be held on or about October 29, 2008.

Fred R. Lowe, AmCOMP’s Chairman, President and Chief Executive Officer, commented, “We believe it is in the best interest of our stockholders to settle the outstanding issues with the Florida OIR so we can proceed with the proposed merger with EMPLOYERS. Our Board remains committed to completing the proposed merger with EMPLOYERS and has concluded that completion of the merger on the terms set forth in the amended merger agreement is in the best interest of our stockholders."

As previously disclosed, on May 19, 2008 AmCOMP received a Notice of Intent to Issue Order to Return Excess Profit (the “2008 Notice”) from the Florida OIR, and subsequent to the 2008 Notice, AmCOMP’s insurance subsidiaries, AmCOMP Assurance and AmCOMP Preferred, through counsel, filed a Petition for Administrative Hearing Involving Disputed Issues of Fact with the Florida OIR, challenging the 2008 Notice. The settlement resolves all outstanding issues arising from the 2008 Notice as well as AmCOMP’s 2008 excessive profits filing for accident years 2004, 2005 and 2006. While the Company did not receive any Notice of Intent to Issue Order to Return Excess Profit relating to its 2008 filing, the Florida OIR notified AmCOMP that it would not consent to the proposed merger with EMPLOYERS without resolution of AmCOMP's 2008 filing. The Consent Order executed in connection with the settlement provides that (i) for accident years 2002, 2003 and 2004, for which AmCOMP received a Notice of Intent to Issue Order to Return Excess Profit from the Florida OIR on March 19, 2007, AmCOMP has not realized “Florida excessive profits” (as defined in Florida Statute Section 627.215); (ii) for accident years 2003, 2004 and 2005 Florida excessive profits in the amount of approximately $2.8 million have been realized, and (iii) for accident years 2004, 2005 and 2006 Florida excessive profits of $5,650,807 have been realized. AmCOMP intends to provide refunds to affected policyholders within the timeframe provided by law. As part of the settlement, AmCOMP waived all rights to challenge or to contest the aforementioned findings of excessive profits. The Consent Order provides that nothing contained in the Consent Order shall be deemed to constitute an admission or acknowledgment by AmCOMP, or a finding by the Florida OIR, that AmCOMP has violated the requirements of Florida Statute Section 627.215 or Chapter 624 of the Florida Statutes.

Forward Looking Statements

Statements made in this press release, including those about AmCOMP’s financial condition and results of operations and about its future plans and objectives, which are not based on historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “plans,” “intend,” “project,” “estimate,” “may,” “should,” “will,” “continue,” “potential,” “forecast” and “anticipate” and similar expressions identify forward-looking statements. Any such statements involve known and unknown risks, uncertainties and other factors, including those set forth under the heading “Risk Factors” in AmCOMP’s filings with the Securities and Exchange Commission, including AmCOMP’s Form 10-K for fiscal year ended December 31, 2007. Such factors may cause AmCOMP’s actual performance, condition and achievements to be materially different than any future performance, condition and achievement set forth in this press release. All subsequent written and oral forward-looking statements attributable to AmCOMP or individuals acting on AmCOMP’s behalf are expressly qualified in their entirety by these cautionary statements. AmCOMP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About AmCOMP

With roots dating back to 1982, AmCOMP Incorporated is an insurance holding company whose wholly owned subsidiaries, AmCOMP Preferred and AmCOMP Assurance, are mono-line workers' compensation insurers with products that focus on value-added services to policyholders. Currently marketing insurance policies in 17 core states and targeting small to mid-sized employers in a variety of industries, AmCOMP distributes its products through independent agencies.

In connection with the proposed merger, AmCOMP will file a supplement to the definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2008. AmCOMP will mail the proxy statement supplement to its stockholders when it is available. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND PROXY STATEMENT SUPPLEMENT, WHEN AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement, the proxy statement supplement, when available, and other documents filed by AmCOMP at the Securities and Exchange Commission’s website at www.sec.gov. The proxy statement, the proxy statement supplement, when available, and such other documents may also be obtained for free from AmCOMP by directing such request to AmCOMP Incorporated, Attention: George E. Harris, Secretary, AmCOMP Incorporated, 701 U.S. Highway One, North Palm Beach, Florida 33408, Telephone: (561) 840-7171.

AmCOMP and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of AmCOMP’s participants in the solicitation is set forth in AmCOMP’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction.

Contact:

AmCOMP Incorporated, North Palm Beach
Kumar Gursahaney, Chief Financial Officer,
561-840-7171 ext. 11700